EXHIBIT 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8 dated June 25, 1999) pertaining to the Gerber Childrenswear, Inc. 1998 Long-Term Performance Incentive Plan of our report dated March 3, 1999 with respect to the consolidated financial statements and schedule of Gerber Childrenswear, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.




                                                    /s/ ERNST & YOUNG  LLP


Greenville, South Carolina
June 25, 1999